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                                                                   EXHIBIT 10.48


                            First Amendment to Lease
                            ------------------------

         This Amendment, dated May 18, 2001, is executed by and between (1) Nancy Ridge Technology Center, LLC, a California limited liability company ("Lessor"), and (2) Neose Technologies, Inc., a Delaware corporation ("Lessee"). This Amendment is entered into with reference to the following facts:

                                   Recitals:
                                   ---------

         A. Lessor and Lessee have previously executed and delivered that certain Standard Industrial/Commercial Multi-Tenant Lease-Net dated February 2, 2001 ("the Lease") pertaining to certain space in a building commonly known as 6330 Nancy Ridge Drive, Suites 102 and 103, San Diego, California 92121 ("the Premises").

         B. Under Paragraph 52 of the Lease, Lessor and Lessee were each responsible for payment of certain costs pertaining to improvements to be installed in the Premises.

         C. Following execution of the Lease, Lessor and Lessee have been able substantially to determine the scope of the improvements to be installed in the Premises and, as a consequence thereof, desire to modify the Lease as provided herein.

                                   Covenants:
                                   ----------

          In consideration of the above recitals and the mutual agreements stated below, the parties agree:

         1. Depletion of Prior Provision. Paragraph 52 of the Lease is deleted in its entirety and the following substituted therefor:

            52. Tenant Improvements. Lessor shall enter into a contract with Pacific Interior Systems ("Contractor") substantially in form and of content as Exhibit A attached hereto ("the Construction Contract"). The work of improvement to be performed by Contractor in accordance with the terms of the Construction Contract, as such work may be modified pursuant to change orders as provided below, is herein referred to as the "Tenant Improvement Work" and such improvements are herein referred to as the "Tenant Improvements." As used herein, the term "the Plans" shall mean the plans and specifications as identified in the exhibits to the Construction Contract. Notwithstanding that Lessee shall contribute to the cost of the Tenant Improvements as provided below, all of the Tenant Improvements shall remain Lessor's property and shall be surrendered by Lessee to Lessor upon expiration or termination of this Lease.

            52.1. Payment of Tenant Improvement Work. Under the Construction Contract, the cost of the Tenant Improvement Work is $544,882.00 ("Original Contract Price"). Lessor and Lessee shall be responsible for payment of $415,708.00 and $129,174.00 of the Original Contract Price, respectively. If the Original Contract Price is increased during the course of the completion of the Tenant Improvement Work, then such increase shall be borne as follows:

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                       52.1.1. If the increase to the Original Contract Price is
         the result of a Lessee directed change in the scope of the work to be performed by Contractor (a "Lessee Change Order"), then Lessee shall pay the full amount of any such increase to the Original Contract
         Price.

                       52.1.2. If the increase to the Original Contract Price is the result of a Lessor directed change in the scope of the work to be performed by Contractor (a "Lessor Change Order"), then Lessor shall pay the full amount of any such increase to the Original Contract Price.

                       52.1.3. If the increase to the Original Contract Price is the result of an unexpected change in the scope of the Tenant Improvement Work which entitles Contractor to additional compensation (e.g., change in building codes, unforeseen site condition, unforeseen unavailability of materials, etc.) (an "Unforeseen Change Order"), then Lessor and Lessee shall each pay one-half of any such increase in the Original Contract Price.

                  52.2 Timing of Payment of Construction Costs. Upon the later of (1) two business days prior to the date on which Contractor is entitled to payment under the terms of the Construction Contract or (2) 10 days following Lessee's receipt of a billing request under the Construction Contract, Lessee shall deliver to Lessor immediately available funds in an amount equal to Lessee's Proportionate Share of the payment then due. As used herein, "Lessee's Proportionate Share" shall mean the sum of (1) 23.7 percent of the portion of the payment due attributable to the Original Contract Price, (2) the full amount of any portion of the payment due attributable to a Lessee Change Order and (3) 50 percent of any portion of the payment due attributable to an Unforeseen Change Order. Provided that Lessee has timely paid to Lessor Lessee's Proportionate Share of a payment owed to Contractor, then Lessor shall pay to Contractor the full amount of the payment then owed prior to delinquency. If a party fails timely to make payment required under this paragraph, the non-defaulting party may advance payment and the defaulting party shall be obligated to reimburse the non-defaulting party for (1) the amount so advanced, (2) interest at the rate specified in this Lease from the date of the advance and (3) a late charge equal to 10 percent of the amount advanced.

                           52.3 Reconciliation. Upon completion of the Tenant Improvement Work and determination of the final cost of the Tenant Improvement Work ("Adjusted Contract Price"), Lessor and Lessee shall meet to confirm that each has paid their respective shares of the Adjusted Contract Price as required under Paragraph 52.1 above. To the extent a party has underpaid, then the party that has underpaid shall promptly pay the other party or Contractor, as the case may be, the amount owing.

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                          52.4 Design and Permitting Costs. Lessor shall be
        responsible for payment of (1) fees and cost for architectural, engineering and other design services (collectively "Design Costs") pertaining to the design of "Lessor's Original Floor Plan" [as such term is defined in Paragraph 52 of the Lease prior to this Amendment by reference to Exhibit C-1 attached to the Lease] (the amount of which is $32,133.62 and has already been paid by Lessor) and (2) $3,240.00 of the cost to obtain the building permit for the Tenant Improvements (the actual amount of which is expected to be $2,708.93, which amount has already been paid by Lessor). Subject to possible adjustment as provided below, Lessee shall pay for (1) Design Costs for the Tenant Improvements in excess of the amount paid, or to be paid by Lessor, under the preceding sentence and (2) the cost to obtain the building permit for the Tenant Improvements in excess of $3,240.00. Notwithstanding the preceding sentence, Lessor shall be responsible for additional Design Costs and/or building permit costs as follows:

                       52.4.1. If the additional costs are the result of a Lessor Change Order, then Lessor shall pay the full amount of any such additional costs.

                       52.4.2. If the additional costs are the result of an Unforeseen Change Order, then Lessor and Lessee shall each pay one-half of any such additional costs.

                  52.5. Timing of Payment of Design/Permit Costs. Upon the later of (1) two business days prior to the date on which any payment for Design Costs or permit costs is due or (2) 10 days following Lessee's receipt of a billing request for Design Costs and/or building permit costs, Lessee shall pay to Lessor the portion of the amount then due which is owed by Lessee as determined in Paragraph 52.4 above. If Lessee has timely paid Lessor, then Lessor shall pay the full amount of the Design Costs and/or permit costs prior to delinquency. If a party fails timely to make payment required under this paragraph, the non-defaulting party may advance payment and the defaulting party shall be obligated to reimburse the non-defaulting party for (1) the amount so advanced, (2) interest at the rate specified in this Lease from the date of the advance and (3) a late charge equal to 10 percent of the amount advanced.

                  52.6. Change Orders. Subject to the other party's consent which shall not be unreasonably withheld, either party may direct Contractor to make changes to the scope of the Tenant Improvement Work which do not materially vary from the scope of work described in the Plans.

                  52.7. Restoration Cost. Lessee acknowledges (1) Lessor originally intended that the two suites that comprise the Premises (i.e., Suite 102 and 103) be improved and built out as separate suites,
         (2) the Plans provide that the Tenant Improvements will be installed such that the Premises will constitute a single suite and (3) the estimated cost to restore the Premises to two separate suites is approximately $38,000.00. Based upon the foregoing, Lessee agrees that, if within one year following the expiration or termination of this Lease, Lessor incurs expenses to divide the Premises into two separate suites, then Lessee shall pay to Lessor the lesser of the actual costs incurred by Lessor to complete such work or $38,000.00.

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         2. Confirmation. Except as amended hereby, the Lease is ratified and confirmed.


Nancy Ridge Technology Center,                     Neose Technologies, Inc.,
LLC, a California limited                          a Delaware corporation
liability company


By: /s/ Christopher L. Loughridge                  By: /s/ P. Sherrill Neff
    -----------------------------                      ------------------------
    Christopher L. Loughridge                          P. Sherrill Neff
    Manager                                            President and COO

                              Schedule of exhibits

                        Exhibit A - Construction Contract



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